Exhibit 99.1

Amerex Group Announces Executive Changes

July 14, 2008 - Tulsa, OK -- Amerex Group, Inc. (OTC Bulletin Board: AEXG - News), a provider of innovative green solutions for industry to clean and protect the environment, announced today the resignation of Nicholas J. Malino from his position as Chief Executive Officer and as Chairman of the Board of Directors of the Amerex Group, Inc. (the “Company”), citing constraints upon his availability to continue to serve the Company in such capacities.

Following the resignation of Mr. Malino, Mr. Stephen K. Onody, the Company’s Chief Operating Officer and a director of the Company, was appointed as Interim Chief Executive Officer of the Company.  Mr. Onody became the Chief Operating Officer and a Director of the Company in June of 2007.  He is an experienced Chairman of the Board, Chief Executive and life science entrepreneur in both publicly traded NASDAQ and privately-held companies, with over 30 years of corporate and entrepreneurial leadership as well as extensive experience in turn-around situations.

Mr. Onody said “I want everyone to know that the Company’s management team  is dedicated to the successful execution of a business plan for the Company that will increase its customer base, sales and revenues and that will sustain growth and enhance shareholder value.  We are appreciative of the support that has been provided by our Senior Secured Lender as we formulate our growth model.”

About Amerex Group, Inc.:
Amerex Group, Inc. is a hazardous waste transportation and logistics firm specializing in the transportation, treatment and disposal of hazardous waste generated by our clients. Through our extensive trucking network and rail capabilities, we collect waste from clients throughout the Western and Southeast, USA. We operate a transfer facility and trucking logistics network from our headquarters in Tulsa, Oklahoma, as well as an EPA licensed Treatment,  Storage and Disposal Facility (TSDF),  licensed under the Resource Conservation and Recovery Act Part B, in Kansas City, Missouri and our plant in Portland, Oregon accesses a waste water treatment facility. The Company’s employees include licensed engineers and chemists and a staff of professionals licensed in the treatment and transportation of hazardous waste. We perform these services for some of the largest industrial and retail clients in the country.

Forward looking Statement:
CERTAIN STATEMENTS IN THIS PRESS RELEASE MAY CONSTITUTE “FORWARD LOOKING STATEMENTS”. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.  INFORMATION CONCERNING FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN OUR PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Contact:
Amerex Group, Inc.
Stephen K. Onody: (918) 858-1050